UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):	December 23, 2015

RF INDUSTRIES, LTD.
(Exact name of registrant as specified in its charter)

Nevada	0-13301	88-0168936
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

7610 Miramar Road, Bldg. 6000

San Diego, California 92126-4202

(Address of Principal Executive Offices)

(858) 549-6340

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 23, 2015, RF Industries, Ltd. (the “Company”) entered into a new, one-year employment agreement (the “2016 Agreement”) with each of Johnny Walker, the Company’s Chief Executive Officer, Mark Turfler, the Company’s Chief Financial Officer, and Darren Clark as the President of the Company’s Cables Unlimited, Inc. subsidiary. The employment agreements will become effective January 1, 2016, following the expiration of the 2015 employment agreements. The salaries, bonuses and other financial terms of the 2016 Agreements are the same as those currently in effect for each of these three executive officers.

The principal provisions of the foregoing three new employment agreements are as follows: The term of each of the employment agreements continues through December 31, 2016, subject to earlier termination as provided in the employment agreements. Under the employment agreements, Mr. Walker is entitled to receive an annual base salary of $250,000, Mr. Turfler is entitled to an annual base salary of $170,000, and Mr. Clark is entitled to an annual base salary of $150,000. In addition, Mr. Walker and Mr. Clark may earn an annual, year-end bonus of up to fifty percent (50%) of their respective base salaries, subject to meeting certain quantitative and qualitative targets, and Mr. Turfler may earn an annual, year-end bonus of up to forty percent (40%) of his base salary, subject to meeting certain qualitative targets. Each of the executive officers also is entitled to participate in any pension, retirement, disability, insurance, medical service, or other employee benefit plan that is generally available to all employees of the Company.

In the event of a Change of Control (as defined in their employment agreements), Mr. Walker and Mr. Turfler are entitled to receive cash payment in an amount equal to twelve (12) months’ salary (based on the executive officer’s base salary at the time of such termination), plus payment for all accrued and unused vacation time. If a Change of Control occurs and if, within six (6) months after the Change of Control, Mr. Clark’s employment is terminated without cause or Mr. Clark terminates his employment agreement for Good Reason (as defined in his employment agreement), Mr. Clark will be entitled to receive a cash payment equal to six (6) months of his base salary. On October 6, 2014, Mr. Walker was granted a nine-year stock option to purchase up to 100,000 shares of the Company’s common stock. Upon a Change of Control, all of the unvested shares under that 100,000-share stock option will, upon the Change of Control, become fully vested.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated December 23, 2015, by and among RF Industries, Ltd. and Johnny Walker.

10.2	Employment Agreement, dated December 23, 2015, by and among RF Industries, Ltd. and Mark Turfler.

10.3	Employment Agreement, dated December 23, 2015, by and among RF Industries, Ltd. and Darren Clark

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 24, 2015	By:	/s/ Mark Turfler
Mark Turfler
Chief Financial Officer